UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 19, 2018 (July 18, 2018)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas		76065

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (972) 775-9801

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	The Company held its Annual Meeting of Shareholders on July 18, 2018. There were 25,451,559 eligible votes, with 23,696,288 votes being cast, or 93.1%.

(b)

Proxies for the meeting were solicited pursuant to Regulation 14A; there was no solicitation in opposition to management’s nominees for directors listed in the Proxy Statement and all such nominees were elected.

1.	The following directors were elected:

	Votes Cast			Broker
Nominees for Director	for	Against	Abstain	Non-Votes
Godfrey M. Long	16,697,822	3,839,004	16,160	3,143,302
Troy L. Priddy	20,104,092	429,195	19,699	3,143,302
Alejandro Quiroz	18,637,791	1,900,398	14,797	3,143,302

The following directors’ terms of office as director continued after the Annual Meeting of Shareholders:

John R. Blind; Frank D. Bracken; Michael D. Magill; Michael J. Schaefer; James C. Taylor; and Keith S. Walters.

2.	Selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2019.

For	Against	Abstain
23,348,087	295,213	52,988

3.	To approve a non-binding advisory vote on executive compensation.

			Broker
For	Against	Abstain	Non-Votes
10,633,046	9,771,226	148,714	3,143,302

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

Date: July 19, 2018	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr,
Chief Financial Officer